                                                                    Exhibit 16.1



                       [Letterhead of Davidson & Company]



August 17, 2000


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

RE:     BINGO.COM, INC.

Ladies and Gentlemen:

We have read the statements made by Bingo.com, Inc. (the "Company"), which we understand will be filed with the Commission, pursuant to Item 4 of the Form 8-K/A dated August 17, 2000. We agree with the statements concerning our firm contained in such Form 8-K/A.

Sincerely,



Davidson & Company